UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2014

PARTY CITY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-173690	20-1033029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford, New York	10523
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Party City Holdings Inc. (“Party City”) has promoted Mr. Gregg A. Melnick, age 45, to the position of President of Party City Holdings Inc. effective immediately. Since March 2011, Mr. Melnick has been the President of the Party City Retail Group. From May 2010 to February 2011, Mr. Melnick was the President of Party City Corporation. Previously, he was the Chief Operating Officer of Party City Corporation from October 2007 to April 2010.

On October 3, 2014, a press release was issued announcing the promotion. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

There is no arrangement or understanding between Mr. Melnick and any other person pursuant to which Mr. Melnick was selected as an officer of Party City. Additionally, there are no transactions involving Mr. Melnick requiring disclosure under Item 404(a) of Regulation S-K of the SEC.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

A list of exhibits is set forth in the Exhibit Index which immediately precedes such Exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDINGS INC.

Date: October 3, 2014	By:	/s/ Michael A. Correale
Michael A. Correale
Chief Financial Officer

Exhibit Index

99.1	Press release dated October 3, 2014.